Exhibit 99.1

 ClearOne, Inc. Reports Third Quarter 2024 Financial Results

-Sequential Revenue increase points to recovery from prior year impacts-

-Sequential and Year-over-Year OpEx Reductions Reflect Continued Benefits of Cost Optimization Initiatives-

SALT LAKE CITY, UTAH – November 15, 2024 – ClearOne (NASDAQ: CLRO), a global provider of audio and visual communication solutions, reported financial results for the three-month period ended September 30, 2024.

Revenue decreased  42% year over year, primarily due to a significant decrease in revenues from the audio conferencing category, which includes our DSP mixer products. “We believe this revenue decline was primarily due to the cumulative impact of past production shortages,” said Derek Graham, CEO of ClearOne. “Historically, we have seen a lag of several months between the time that our professional conferencing products are specified for a project and the date when those products are purchased for installation. Since our product availability was constrained through a significant part of Q4 2023, as a result of delays in the transition of outsourced manufacturing from China to Singapore throughout 2023, we believe our revenue was impacted negatively by these market dynamics through much of Q3 2024. Our sales in Q3 2024 were also impacted by our transition to a new distributor in the Middle East. We anticipate, although there can be no assurance that our new Middle East Distributor will continue our previous history of sales growth in the region, but there was an impact to our Net Revenue in Q3 due to the transition. We have also faced sales headwinds from our products’ lack of Microsoft Teams certification, despite their longtime functional compatibility with this platform. Our work through early 2024 has focused on mitigating these impacts through maintaining consistent dialogues, product demonstrations, and feedback cycles with end users and channel partners, along with improving our visibility at key industry events. In addition, we have increased our investments in marketing to increase the visibility of our products to end users looking for ways to improve the quality of audio and video for their meetings. Revenue increased 8.7% sequentially from Q2 2024 to Q3 2024 as the company is beginning to see recovery from prior year impacts."

Operational Highlights

  The Company generated a sequential revenue increase of 8.7% from Q2 2024 to Q3 2024.
  The Company reduced operating expenses by 10.1% sequentially and 9.33% year-over-year.
  The ClearOne BMA 360 beamforming microphone array was announced as the winner of the Utah Innovation Awards in the Consumer Product Category by Utah Business. Utah Business noted the BMA 360's unique combination of hardware microphone layout, microphone sensor capability and optimization algorithm.
  The DIALOG® UVHF wireless Microphone system was named a winner of the 2024 Communications Solutions products of the year award.
  We recorded a 31% increase in unique visitors at our 2024 Infocomm India trade show booth, while the overall annual increase of all attendees at that trade show was only 17%.

Graham continued, “Throughout 2024, our team has been diligently working to win back customers who have defected to competing brands. We believe the sequential increase in revenue we saw in Q3 indicates that this work is beginning to bear fruit."

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Financial Summary

The Company uses certain non-GAAP financial measures and reconciles those to GAAP measures in the attached tables.

●	Q3 2024 revenue was $2.5 million, compared to $4.9 million in Q3 2023 and $2.3 million in Q2 2024. We believe the revenue decrease year over year was mainly due to sustained inventory sourcing and order fulfillment challenges for the Company's core audio conferencing and beam forming microphone arrays as a result of delays in the transition of outsourced manufacturing from China to Singapore throughout 2023. The 8.7% sequential increase was driven by increased demand across all product categories. We believe the flow of sales orders during Q3 2024 increased due to the start of recovery from the cumulative impact of past product shortages.

●	GAAP gross profit/loss in Q3 2024 was $0.6 million, compared to $1.6 million in Q3 2023 and $(0.02) million in Q2 2024. GAAP gross profit margin was 24% in Q3 2024, compared to (1)% in Q2 2024 and 33% in Q3 2023. The large decrease in gross profit margin year over year occurred due to increased inventory scrap costs, and an increase in purchase price variance from increasing vendor costs.

●	Operating expenses in Q3 2024 improved to $2.8 million, compared to $3.1 million in Q3 2023 and $2.9 million in Q2 2024. Non-GAAP operating expenses in Q3 2024 improved to $2.7 million compared to $2.8 million in Q2 2024 and $2.9 million in Q3 2023. The sequential and year-over-year decrease in non-GAAP operating expenses was mainly due to the continued benefits of the cost-cutting measures initiated in 2022.

●	GAAP net loss in Q3 2024 was $(2.1) million, or $(0.09) per share, compared to a net loss of $(1.4) million, or $(0.06) per share, in Q3 2023 and a net loss of $(2.8) million, or $(0.12) per share, in Q2 2024. The year-over-year increase in net loss was primarily due to the aforementioned decrease in revenue and gross profit, partially offset by a decrease in operating expenses.

●	Non-GAAP net loss in Q3 2024 was $(2.0) million, or $(0.08) per share, compared to a Non-GAAP net loss of $(1.2) million, or $(0.05) per share, in Q3 2023 and a Non-GAAP net loss of $(2.7) million, or $(0.11) per share, in Q2 2024. The year-over-year increase in Non-GAAP net loss was driven by the aforementioned decrease in revenue and gross profit partially offset by a decrease in operating expenses.

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($ in 000, except per share)	Three months ended September 30,			Nine months ended September 30,
	2024	2023	Change in % Favorable/(Adverse)	2024	2023	Change in % Favorable/(Adverse)
GAAP
Revenue	$2,504	$4,889	(49)	$8,430	$14,550	(42)
Gross profit	612	1,616	(62)	1,743	4,779	(64)
Operating expenses	2,800	3,105	10	8,933	9,812	9
Operating loss	(2,188)	(1,489)	(47)	(7,190)	(5,033)	(43)
Net loss	(2,062)	(1,351)	(53)	(6,780)	(3,202)	(112)
Diluted loss per share	(0.09)	(0.06)	(50)	(0.28)	(0.13)	(115)
Non-GAAP
Non-GAAP operating expenses	$2,738	$2,933	7	$8,670	$9,349	7
Non-GAAP operating loss	(2,118)	(1,315)	(61)	(6,908)	(4,565)	(51)
Non-GAAP net loss	(1,992)	(1,177)	(69)	(6,498)	(4,084)	(59)
Non-GAAP Adjusted EBITDA	(1,982)	(1,006)	(97)	(6,597)	(3,395)	(94)
Non-GAAP diluted loss per share	(0.08)	(0.05)	(60)	(0.27)	(0.17)	(59)

Balance Sheet Highlights

As of September 30, 2024, cash, cash equivalents and investments were $3.0 million, as compared with $22.2 million as of December 31, 2023.

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About ClearOne

ClearOne is a global company that designs, develops, and sells conferencing, collaboration, and network streaming solutions for voice and visual communications. The performance and simplicity of its advanced comprehensive solutions offer unprecedented levels of functionality, reliability, and scalability. Visit ClearOne at www.clearone.com.

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented on a GAAP basis, ClearOne uses non-GAAP measures of gross profit, operating income (loss), net income (loss), adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and net income (loss) per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance from period to period and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of ClearOne’s underlying operational results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance before certain gains, losses, or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for gross profit, operating income (loss), net income (loss), income (loss) per share or other financial measures prepared in accordance with GAAP. There are limitations to the use of non-GAAP financial measures. Other companies, including companies in ClearOne’s industry, may calculate non-GAAP financial measures differently than ClearOne does, limiting the usefulness of those measures for comparative purposes. A detailed reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included in this release below.

Forward Looking Statements

This release contains “forward-looking” statements that are based on present circumstances and on ClearOne’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements and any statements of the plans and objectives of management for future operations and forecasts of future growth and value are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements. Such forward-looking statements are made only as of the date of this release and ClearOne assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements. The information in this press release should be read in conjunction with and is modified in its entirety by, the Quarterly Report on Form 10-Q (the “10-Q”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all the Company’s other public filings with the SEC (the “Public Filings”).

In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, including the footnotes thereto, as well as the Company’s annual report on Form 10-K for the year ended December 31, 2023 (the “10-K”), the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-Q, the 10-K, and the Public Filings.

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 CLEARONE, INC

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except par value)

	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$1,685	$17,835
Current marketable securities	1,136	3,480
Patent cross license receivable	—	4,000
Receivables, net of allowance of $325	1,868	3,279
Inventories, net	14,269	10,625
Income tax receivable	27	36
Prepaid expenses and other assets	4,054	4,062
Total current assets	23,039	43,317
Long-term marketable securities	222	916
Long-term inventories, net	2,237	3,143
Property and equipment, net	518	530
Operating lease - right of use assets, net	718	990
Intangibles, net	1,567	1,689
Other assets	78	109
Total assets	$28,379	$50,694
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,248	$1,945
Accrued liabilities	2,057	2,290
Deferred product revenue	22	30
Total current liabilities	3,327	4,265
Operating lease liability, net of current	472	665
Other long-term liabilities	1,079	1,079
Total liabilities	4,878	6,009

Shareholders' equity:
Common stock, par value $0.001, 50,000,000 shares authorized, 23,969,148 shares issued and outstanding	24	24
Additional paid-in capital	31,640	46,047
Accumulated other comprehensive loss	(307)	(310)
Accumulated deficit	(7,856)	(1,076)
Total shareholders' equity	23,501	44,685
Total liabilities and shareholders' equity	$28,379	$50,694

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CLEARONE, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE LOSS

(Dollars in thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Revenue	$2,504	$4,889	$8,430	$14,550
Cost of goods sold	1,892	3,273	6,687	9,771
Gross profit	612	1,616	1,743	4,779

Operating expenses:
Sales and marketing	1,067	1,119	3,570	3,634
Research and product development	782	889	2,544	2,805
General and administrative	951	1,097	2,819	3,373
Total operating expenses	2,800	3,105	8,933	9,812

Operating loss	(2,188)	(1,489)	(7,190)	(5,033)

Interest expense	29	(86)	264	(469)
Other income, net	113	243	175	2,346

Loss before income taxes	(2,046)	(1,332)	(6,751)	(3,156)

Provision for income taxes	16	19	29	46

Net loss	$(2,062)	$(1,351)	$(6,780)	$(3,202)

Basic weighted average shares outstanding	23,969,148	23,960,313	23,969,148	23,957,311
Diluted weighted average shares outstanding	23,969,148	23,960,313	23,969,148	23,957,311

Basic loss per share	$(0.09)	$(0.06)	$(0.28)	$(0.13)
Diluted loss per share	$(0.09)	$(0.06)	$(0.28)	$(0.13)

Comprehensive loss:
Net loss	$(2,062)	$(1,351)	$(6,780)	$(3,202)
Unrealized loss on available-for-sale securities, net of tax	(1)	(31)	18	(17)
Change in foreign currency translation adjustment	(12)	(7)	(15)	(3)
Comprehensive loss	$(2,075)	$(1,389)	$(6,777)	$(3,222)

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CLEARONE, INC.

UNAUDITED RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(Dollars in thousands, except per share values)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
GAAP operating loss	$(2,188)	$(1,489)	$(7,190)	$(5,033)
Stock-based compensation	21	33	73	80
Amortization of intangibles	49	141	209	388
Non-GAAP operating loss	$(2,118)	$(1,315)	$(6,908)	$(4,565)

GAAP net loss	$(2,062)	$(1,351)	(6,780)	(3,202)
Stock-based compensation	21	33	73	80
Amortization of intangibles	49	141	209	388
Other income adjustment	—	—	—	(1,350)
Non-GAAP net loss	$(1,992)	$(1,177)	$(6,498)	$(4,084)

GAAP net loss	$(2,062)	$(1,351)	$(6,780)	$(3,202)
Number of shares used in computing GAAP diluted loss per share	23,969,148	23,960,313	23,969,148	23,957,311
GAAP diluted loss per share	$(0.09)	$(0.06)	$(0.28)	$(0.13)
Non-GAAP net loss	$(1,992)	$(1,177)	$(6,498)	$(4,084)
Number of shares used in computing Non-GAAP diluted loss per share	23,969,148	23,960,313	23,969,148	23,957,311
Non-GAAP diluted loss per share	$(0.08)	$(0.05)	$(0.27)	$(0.17)

GAAP net loss	$(2,062)	$(1,351)	$(6,780)	$(3,202)
Stock-based compensation	21	33	73	80
Interest expense	(29)	86	(264)	469
Depreciation	110	66	223	174
Amortization of intangibles	49	141	209	388
Other income adjustment	(87)	—	(87)	(1,350)
Provision for income taxes	16	19	29	46
Non-GAAP Adjusted EBITDA	$(1,982)	$(1,006)	$(6,597)	$(3,395)

Investor Relations Contact:

Simon Brewer

385-426-0565

investor_relations@clearone.com

http://investors.clearone.com

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